                                                                    Exhibit 99.2


                            American Biltrite Inc.
                  Unaudited Pro Forma Combined Balance Sheet
                                 April 1, 1995
                                (in thousands)

                                                        Historical                            Pro Forma
                                            ---------------------------------  ----------------------------------------
                                                   ABI             K&M                                      Combined
                                             April 1, 1995    March 31, 1995    Adjustments    (Note B)     Companies
                                            ---------------  ----------------  -------------  ----------  -------------

Assets
Current Assets
    Cash and cash equivalents                    $   5,587         $   908                                  $  6,495
    Short-term investments                          14,000                                                    14,000
    Accounts receivable, net                        39,559           7,657                                    47,216
    Inventories                                     75,421          10,895                                    86,316
    Deferred income taxes                            4,936                                                     4,936
    Prepaid expenses & other current assets          2,709             130                                     2,839
                                            -----------------  --------------                             -------------
                       Total current assets        142,212          19,590                                   161,802

Property, plant and equipment, net                  98,229             574                                    98,803
Investments in associated companies                  1,662                         $ 3,649        [1]          1,100
                                                                                    (4,211)       [3]
Goodwill, net                                       13,439                           9,287        [1]         22,836
                                                                                       110        [2]
Deferred income taxes                               16,274                                                    16,274
Other assets                                         9,336              34                                     9,370
                                            -----------------  --------------  -------------              -------------

                               Total assets       $281,152         $20,198         $ 8,835                  $310,185
                                            =================  ==============  =============              =============
Liabilities and Stockholders' Equity
Current Liabilities
    Accounts payable                             $  24,450         $ 1,527                                  $ 25,977
    Accrued expenses                                33,913           3,399         $   110        [2]         37,422
    Distributions payable                                            2,827                                     2,827
    Income taxes payable                             4,133                                                     4,133
    Due to affiliates                                                2,500                                     2,500
    Notes payable to affiliates                                      3,600                                     3,600
    Notes payable                                                                    6,271        [1]          6,271
    Current portion of long-term debt                2,106                           2,515        [1]          4,621
                                            -----------------  --------------  -------------              -------------

                  Total current liabilities         64,602          13,853           8,896                    87,351

Long-term debt                                      92,053                           3,209        [1]         95,262
Pensions                                            14,766                                                    14,766
Deferred income taxes                               15,794                                                    15,794
Accrued postretirement benefit obligation           10,755                                                    10,755
Other liabilities                                   20,139                                                    20,139
Outside interests                                    9,360                           2,134        [3]         11,494
                                            -----------------  --------------  -------------              -------------
                          Total liabilities        227,469          13,853          14,239                   255,561

Stockholders' Equity
    Common stock                                    18,997                                                    18,997
    Retained earnings                               49,063                                                    49,063
    Equity adjustment from translation              (2,305)                                                   (2,305)
    Less cost of shares in treasury                (12,072)                            941        [1]        (11,131)
    Partnership capital                                              6,345          (6,345)       [3]
                                            -----------------  --------------  -------------              -------------
                 Total Stockholders' Equity         53,683           6,345          (5,404)                   54,624
                                            -----------------  --------------  -------------              -------------

    Total Liabilities & Stockholders' Equity      $281,152         $20,198         $ 8,835                  $310,185
                                            =================  ==============  =============              =============

See accompanying notes to the unaudited pro forma financial statements.

                            American Biltrite Inc.
              Unaudited Pro Forma Combined Statement of Earnings
                      For the quarter ended April 1,1995
                     (in thousands, except per share data)

                                                   Historical                            Pro Forma
                                        --------------------------------  ---------------------------------------
                                                               K&M
                                               ABI        Quarter Ended
                                         Quarter Ended       March 31,                                  Quarter
                                         April 1, 1995        1995         Adjustments    (Note B)     Combined
                                        ---------------  ---------------  -------------  ----------  ------------
Net sales                                   $89,691           $7,725                                    $97,416
Interest and other income                     2,267              241                                      2,508
                                        ---------------  ---------------                            -------------
                                             91,958            7,966                                     99,924

Costs and expenses:
    Cost of products sold                    62,162            3,846                                     66,008
    Selling, general and administrative
     expenses                                21,679            3,798          $ 116         [4]          25,479
                                                                               (114)        [5]
    Interest                                  2,156              140            114         [6]           2,553
                                                                                143         [7]
    Other                                                        172           (172)       [11]
                                        ---------------  ---------------  -------------             -------------
                                             85,997            7,956             87                      94,040
                                        ---------------  ---------------  -------------             -------------

    Earnings before income taxes and
     other items                              5,961               10            (87)                      5,884

    Provision for income taxes                2,531                             (67)        [8]           2,464
    Income attributable to outside
     interests                                1,411                             102         [9]           1,513
                                        ---------------  ---------------  -------------             -------------

    Net earnings                            $ 2,019           $   10          $(122)                    $ 1,907
                                        ===============  ===============  =============             =============
    Per share of common stock:
                             Primary          $0.53                                                       $0.50
                       Fully diluted          $0.53                                                       $0.50

    Number of common shares
     outstanding for purposes of
     computing net income per
     common share:
                             Primary          3,819                              32        [10]           3,851
                                        ===============                   =============             =============
                       Fully diluted          3,819                              32        [10]           3,851
                                        ===============                   =============             =============

See accompanying notes to the unaudited pro forma financial statements.

                            American Biltrite Inc.
              Unaudited Pro Forma Combined Statement of Earnings
                      For the year ended December 31,1994
                     (in thousands, except per share data)

                                                    Historical                               Pro Forma                Historical
                                           -----------------------------   ---------------------------------------   ------------
                                               ABI           Congoleum                                                   K&M
                                            Year Ended       Year Ended                                               Year Ended
                                            December 31,    December 31,                                   Year        March 31,
                                              1994              1994        Adjustments     (Note B)     Combined        1995
                                           --------------  --------------  -------------   ----------   ----------   ------------
Net sales                                     $106,145        $265,784       ($  8,222)        [a]       $363,707       $45,607
Interest and other income                        1,455           1,184             (39)        [b]          2,600           553
                                           --------------  --------------  -------------                ----------   ------------
                                               107,600         266,968          (8,261)                   366,307        46,160

Costs and expenses:
    Cost of products sold                       75,870         173,184          (8,222)        [a]        240,832        25,791
    Selling, general and administrative
      expenses                                  23,410          58,190            (500)        [c]         81,100        16,323

    Interest                                       606           6,968                                      7,574           559

                                                                                                                            660
    Other
                                           --------------  --------------  -------------                ----------   ------------
                                                99,886         238,342          (8,722)                   329,506        43,333

    Earnings before income taxes and
      other items                                7,714          28,626             461                     36,801         2,827

    Provision for income taxes                   2,814          11,131             956         [d]         14,901
    Equity Earnings/Income
      attributable to outside interests          7,361                         (17,000)        [e]         (9,639)
                                           --------------  --------------  -------------                ----------   ------------
    Net earnings                              $ 12,261          17,495        ($17,495)                  $ 12,261       $ 2,827
                                           ==============  ==============  =============                ==========   ============
    Per share of common stock:
                             Primary             $3.25
                       Fully diluted             $3.24

    Number of common shares
      outstanding for purposes of
      computing net income per
      common share:
                             Primary             3,769
                                           ==============
                       Fully diluted             3,779
                                           ==============


See accompanying notes to the unaudited pro forma financial statements.

                        (Continued from Previous Page)

                                                                      Pro Forma
                                                        ---------------------------------------


                                                                                        Year
                                                         Adjustments     (Note B)     Combined
                                                        -------------   ----------   ----------
Net sales                                                                             $409,314
Interest and other income                                                                3,153
                                                        -------------                ----------
                                                                                       412,467

Costs and expenses:
    Cost of products sold                                                              266,623
    Selling, general and administrative
      expenses                                              $ 470           [4]         97,436
                                                             (457)          [5]
    Interest                                                  455           [6]          9,160
                                                              572           [7]
    Other                                                    (660)         [11]
                                                        -------------                ----------
                                                              380                      373,219

    Earnings before income taxes and
      other items                                            (380)                      39,248

    Provision for income taxes                                397           [8]         15,298
    Equity Earnings/Income
      attributable to outside interests                     (1361)          [9]        (11,000)
                                                        -------------                ----------

    Net earnings                                          ($2,138)                    $ 12,950
                                                        =============                ==========
    Per share of common stock:
                             Primary                                                      $3.41
                       Fully diluted                                                      $3.40

    Number of common shares
      outstanding for purposes of
      computing net income per
      common share:
                             Primary                           32          [10]          3,801
                                                        =============                ==========
                       Fully diluted                           32          [10]          3,811
                                                        =============                ==========

See accompanying notes to the unaudited pro forma financial statements.

                            AMERICAN BILTRITE INC.
          Notes to Unaudited Pro Forma Combined Financial Statements
                                 April 1, 1995
                                (in thousands)


Note A - Basis of Presentation
- ------------------------------


The unaudited pro forma combined financial statements are presented to give effect to the acquisition on May 4, 1995, of a 57.5% interest in K&M
Associates L.P. ("K&M") by American Biltrite Inc. ("ABI") effective April 1, 1995. Through its wholly-owned subsidiary, Ocean State Jewelry, Inc., ABI purchased an aggregate 50.5% limited partnership interest in K&M from several limited partners for an aggregate amount of $11,033, of which $5,309 was in cash and $5,724 was in the form of promissory notes issued by ABI. On April 1, 1995, ABI also indirectly acquired the 7% sole general partnership interest in K&M for $1,647, of which $706 was in cash and $941 was through the issuance of 32,178 shares of ABI's common stock.

The Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 1994 includes the historical results of operations of K&M for the year ended March 31, 1995; the historical results of operations of ABI for the year ended December 31, 1994; and pro forma adjustments to reflect the acquisition of K&M as though it had occurred on January 1, 1994. Also included in the Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 1994 are the historical results of operations of Congoleum Corporation ("Congoleum") for the year ended December 31, 1994. Effective February 1995, ABI obtained majority voting control over Congoleum and beginning with the first quarter of 1995, ABI consolidates Congoleum into its financial statements. Prior to 1995, ABI accounted for its investment in Congoleum using the equity method. The pro forma adjustments pertaining to both Congoleum and ABI reflect the change in control over Congoleum as though it had occurred on January 1, 1994.

The Unaudited Pro Forma Combined Statement of Earnings for the quarter ended April 1, 1995 includes the historical results of operations of K&M for the quarter ended March 31, 1995; the historical results of operations of ABI for the quarter ended April 1, 1995 (which include the results of operations of Congoleum for the same period); and pro forma adjustments to reflect the acquisition of K&M as though it had occurred on January 1, 1994.

Because the fiscal year ends of K&M and ABI are different, the results of operations of K&M for the quarter ended April 1, 1995 are included in both the Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 1994 and the Unaudited Pro Forma Combined Statement of Earnings for the quarter ended April 1, 1995.

The Unaudited Pro Forma Combined Balance Sheet is based upon the historical balance sheets of K&M as of March 31, 1995, and ABI as of April 1, 1995. The historical amounts have been adjusted to reflect the acquisition of K&M.

The pro forma data is presented for informational purposes only. Accordingly, the pro forma data is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at January 1, 1994 and April 1, 1995, respectively, or of future operating results or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of K&M and ABI.

                            AMERICAN BILTRITE INC.
          Notes to Unaudited Pro Forma Combined Financial Statements
                                 April 1, 1995
                                (in thousands)


Note B - Adjustments
- --------------------


The following adjustments have been made in preparation of the unaudited pro forma combined financial statements:

Pro forma adjustments between ABI and K&M:

[1] The following table depicts the calculation of ABI's purchase price, excess of purchase price over the book value of the acquired assets, and the preliminary allocation to the acquired assets. The determination of the fair market value of the acquired assets and the allocation of the purchase price to both tangible and intangible assets are currently being performed and may vary from values presented below.

     Excess of purchase price over the book value of the acquired assets is calculated as follows: (The book value of acquired assets set forth below represents the product of the book value of the assets as recorded by K&M as of March 31, 1995 and 57.5%, the percentage of K&M's partnership interest acquired by ABI in these transactions.)

                                                             (in thousands):
               Total consideration paid by ABI                   $12,680
               Transactions costs                                    256
               Assumed liabilities of K&M                          8,075
                                                                --------
                                                                  21,011
               Book value of the acquired assets of
                K&M as of March 31, 1995                          11,614
                                                                --------
               Excess of purchase price over the book value of
                the acquired assets                              $ 9,397
                                                                ========

          Allocation of purchase price:

               Cash                                              $   522
               Accounts receivable                                 4,403
               Inventories                                         6,264
               Other current assets                                   75
               Equipment                                             330
               Other assets                                           20
               Goodwill                                            9,397
                                                                --------

                                                                 $21,011
                                                                ========

          Total consideration paid by ABI consisted of:

               Cash                                              $ 6,015
               Notes issued                                        5,724
               Common Stock                                          941
                                                                --------
                                                                 $12,680
                                                                ========

                            AMERICAN BILTRITE INC.
          Notes to Unaudited Pro Forma Combined Financial Statements
                                 April 1, 1995
                                (in thousands)



[2] To accrue severance costs to be incurred in connection with the acquisition.

[3]  To eliminate the partnership capital accounts and record minority interest.

[4]  To record amortization of goodwill using a 20 year amortization period.

[5] To eliminate general partners' compensation. General partner compensation will be paid to ABI as owners of the general partnership interest, however, all but an immaterial amount will be eliminated in consolidation.

[6] To record interest expense on $6,271 of debt incurred, in addition to the promissory notes described in [7], to fund the acquisition. The debt incurred by ABI in conjunction with the acquisition was in the form of 90 day notes payable to three banks at fixed rates of 6.83% and 6.9375%. The adjustments reflect the interest expense incurred as if the notes were renewed at the end of each 90 day period through the end of the periods presented. Interest expense would change $2.0 and $7.8 for the quarter ended April 1, 1995 and the year ended December 31, 1994, respectively, if the interest rate differed by 1/8 percent.

[7] To record interest expense on $5,724 of promissory notes issued to certain current and former partners of K&M in conjunction with the acquisition of their interests, in part or in whole. Interest on the notes is based on The First National Bank of Boston base lending rate plus 1%. The actual rate charged for the period April 1, 1995 to June 30, 1995 was 10%. Interest expense would change $1.8 and $7 for the quarter ended April 1, 1995 and the year ended December 31, 1994, respectively, if the interest rate differed by 1/8 percent.

[8] To record a provision for ABI's portion of K&M's current period income at ABI's effective tax rate of 37.5% and 36.5% for the three months ended April 1, 1995 and the year ended December 31, 1994, respectively.

[9]  To record minority interest for the current period income.

[10] To record the issuance of additional shares of ABI Common Stock for the purchase of the K&M interests.

[11] To eliminate interest on partner's capital which, under the terms of the Restated Partnership Agreement, is no longer payable.

                            AMERICAN BILTRITE INC.
          Notes to Unaudited Pro Forma Combined Financial Statements
                                 April 1, 1995
                                (in thousands)


Pro forma adjustments between ABI and Congoleum:

[a]  To eliminate intercompany sales.

[b]  To eliminate dividend on Congoleum preferred stock.

[c]  To eliminate Congoleum bonuses paid to ABI.

[d]  To adjust the tax provision for pro forma adjustments.

[e] To eliminate equity earnings and record income attributable to outside interests.


Note C - Purchase of Additional Interests
- -----------------------------------------


ABI and a limited partner of K&M have entered into an agreement whereunder ABI through one of its wholly owned subsidiaries will purchase an additional 5% interest in K&M. The purchase of the limited partnership interest, for approximately $1.2 million, is expected to be consummated in the third quarter of 1995.

ABI, through one of its wholly-owned subsidiaries, and certain limited partners of K&M have entered into an agreement whereby ABI has the option to buy (call option) and the limited partners have the option to sell (put option) the remaining limited partnership interests in K&M. The exercise price is dependent upon various factors including whether the put or call option is exercised, the year in which the option is exercised, who exercises their option, and the balance in the seller's capital account. If all remaining interests are purchased by ABI, the purchase price would be, at a minimum, approximately $5 million plus the balances in the capital accounts at a certain date as determined by the terms of the option agreement.


Note D - Additional Payments
- ----------------------------


Certain partners of K&M who held an interest in K&M prior to the acquisition and retained an interest in K&M subsequent to the acquisition (Special Limited Partners) are entitled to receive certain payments on an annual basis until such time as they dispose of their remaining interests. These annual payments, referred to as "special returns", will equal the product of the aggregate Special Limited Partners memorandum capital accounts, which approximate $4.7 million at the acquisition date, and a percentage which is one percent over The First National Bank of Boston base lending rate (At April 1, 1995, The First National Bank of Boston base lending rate was 9%). Each of the Special Limited Partners is a party to the option agreement described in Note C.